UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2009 (November 5, 2009)

NICARAGUA RISING INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53597	26-1319217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

10801 Mastin, Suite 920
Overland Park, KS 66210
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (913) 491-1717

524 Calle El Arsenal
Convento San Francisco
2 1/2 Al Este
Granada, Nicaragua 999-999-9
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Nicaragua Rising Inc., a Nevada corporation (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information based upon the beliefs of, and currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions and variations thereof as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other risk factors relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements contained in the Registrant’s Filings are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements contained herein to conform these statements to actual results.

Item 5.01  Changes in Control of Registrant.

   On October 29, 2009, Sunflower Capital, LLC entered into a purchase agreement with Jamielu Miller individually and as representative of certain other shareholders of Nicaragua Rising Inc. (the “Company”), pursuant to which Sunflower Capital, LLC acquired an aggregate of 9,916,000 shares of common stock from Jamielu Miller and 1,175,100 shares of common stock from certain other shareholders for aggregate consideration of $335,000.  Upon the closing of the purchase on November 5, 2009, Sunflower Capital, LLC acquired 98.5% of the Company’s issued and outstanding common stock and attained voting control of the Company.

   The following table sets forth certain information, as of November 10, 2009 with respect to the beneficial ownership of the Company’s outstanding common stock.

Name of Beneficial Owner	Common StockBeneficially Owned	Percentage of Common Stock (1)
Sunflower Capital, LLC(2)	11,091,100	98.5%
William P. Moore(2)	11,091,100	98.5%
Jamielu Miller	84,000	*

All officers and directors as a group (2 persons)	11,175,100	99.25%

*less than one percent (1%)

(1)
Applicable percentage ownership is based on 11,260,000 shares of common stock outstanding as of November 10, 2009, together with other securities exercisable or convertible into shares of common stock within 60 days of such date by each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently obtainable or obtainable within 60 days of November 10, 2009 by exercise or conversion of other securities are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Unless otherwise set forth, the address of the beneficial owners listed herein shall be the Company’s address at 10801 Mastin, Suite 920, Overland Park, KS 66210.

(2)	William P. Moore has voting and dispositive power over the shares of common stock held by Sunflower Capital, LLC.
(3)	William P. Moore, our sole officer, is a managing member of Sunflower Capital, LLC and has voting and dispositive power over the shares of common stock held by Sunflower Capital, LLC.

The Company was a “shell company”, as defined in Rule 12b-2 of the Exchange Act prior to the change of control. In accordance with paragraph (8) of Item 5.01 of Form 8-K, the Company is required to provide the information that would be required if the Company were filing a Form 10 registration statement under the Exchange Act. In accordance with Item 5.01(a)(8) of Form 8-K such information is hereby incorporated by reference to the Company’s Registration Statement on Form SB-2 as originally filed with the Securities Exchange Commission on December 21, 2007.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers and Executive Officers.

   On November 5, 2009, Jamielu Miller, the Company’s President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and sole director resigned from all of her officer positions with the Company, and has agreed to resign as a director of the Company.  On November 5, 2009, as the sole director of the Company, Jamielu Miller appointed William P. Moore to serve as the Company’s President, Chief Executive Officer, Chief Financial Officer and Secretary.  Additionally, Jamielu Miller, as sole director of the Company, appointed William P. Moore to serve on the Company’s board of directors, and upon the effectiveness of Jamielu Miller’s resignation, Mr. Moore shall be the sole director of the Company.

   William P. Moore has been a director and the President, Chief Executive Officer, Chief Financial Officer and Secretary of the Company since November 5, 2009.  Since 1994, Mr. Moore has been a co-owner, director and secretary of Continental Coal Inc., a privately-held surface mining company operating in Kansas and Missouri.

Section 9 –Financial Statements and Exhibits

Item 9.01   Financial Statement and Exhibits.

(d)  Exhibits.  None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2009	NICARAGUA RISING INC.

	By:	WILLIAM P. MOORE
William P. Moore Chief Executive Officer